                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     February 2, 1999
                                                     (January 22, 1999)




                                  TREADCO, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           Delaware                      0-19390                 71-0706271
-------------------------------      ----------------        -------------------
(State or other jurisdiction of      (Commission File         (I.R.S. Employer
incorporation or organization)           Number)             Identification No.)

                             1101 South 21st Street
                           Fort Smith, Arkansas 72901
                                 (501) 784-6400
                     ---------------------------------------
                   (Address, including zip code, and telephone
    number, including area code, of registrant's principal executive offices)

ITEM 5. OTHER EVENTS.

On January 22, 1999, Treadco, Inc. announced that Arkansas Best Corporation had submitted a formal proposal to Treadco's Board of Directors in which the outstanding shares of Treadco's common stock not owned by Arkansas Best would be acquired for $9.00 per share in cash. The proposal has the support of Shapiro Capital Management Company, Inc., Treadco's largest independent stockholder, which beneficially owns 1,132,775 shares (or approximately 22%) of the common stock of Treadco. Arkansas Best currently owns approximately 49% of Treadco.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(a)       Financial statements of business acquired.

          None

(b)       Pro forma financial information.

          None

(c)       Exhibits.

          Exhibit 99 -      Treadco, Inc. news release dated January 22, 1999
                            announcing the Arkansas Best Corporation proposal to acquire the publicly-held shares of Treadco at $9.00 per share in cash.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       TREADCO, INC.
                                       -------------
                                        (Registrant)


Date:    February 2, 1999                   /s/  David E. Loeffler
         ----------------                   ----------------------
                                            David E. Loeffler
                                            Vice President - Chief Financial
                                            Officer and Treasurer

                                    FORM 8-K
                                  EXHIBIT INDEX
                                  TREADCO, INC.

The following exhibits are filed with this report or are incorporated by reference to previously filed material.

EXHIBIT NO.
-----------

    99         Treadco,  Inc.  news release  dated  January 22, 1999  announcing  the Arkansas  Best  Corporation proposal to acquire the publicly-held shares of Treadco at $9.00 per share in cash.